Exhibit 99.1


                       Frontier Communications Corporation
                                3 High Ridge Park
                               Stamford, CT 06905
                                 (203) 614-5600

                                  May 18, 2009

To:       Members of the Board of Directors
          and Executive Officers

From: David G. Schwartz, Vice President, Deputy General Counsel and Assistant Secretary

Re:       Notice of Lifting of Special Blackout Period
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     On March  23,  2009 I sent to you a notice  (the  "Blackout  Notice")  of a special blackout period (the "Plan Blackout Period") for participants in the Frontier Communications Corporation 401(k) Savings Plan (the "401(k) Plan") that was required in order to effect a transition of the administration of the 401(k) Plan to a new service provider. In the Blackout Notice, I informed you that the Plan Blackout Period was scheduled to commence the week beginning April 19, 2009 and was expected to end the week beginning May 17, 2009.

     Completion   of  the   transition   occurred   earlier  than   anticipated.
Accordingly, the Plan Blackout Period ended on May 14, 2009.

     Please remember that notwithstanding the lifting of the Plan Blackout Period, you are generally prohibited from buying, selling or recommending securities while you are aware of material, non-public information about any security or its issuer. Accordingly, you are still subject to our normal rules requiring pre-clearance of trading in the Company's equity securities.

     Federal securities laws require us to provide this notice to you as a director or executive officer of the Company. Please contact me at (203) 614-5675 for further information or questions.

                                           D.G.S.